Exhibit T3A.116

Instrument Book Page

1434 2460

MODIFICATION NO. ONE

TO

AMENDED AND RESTATED

CERTIFICATE OF GENERAL PARTNERSHIP

OF

EASTGATE COMPANY

This Modification No. One to the Amended and Restated Certificate of General Partnership of Eastgate Company, an Ohio general partnership (the “Partnership”), dated as of February 13th, 2002, is hereby entered into between CBL/EASTGATE I, LLC, a Delaware limited liability company, and CBL/EASTGATE II, LLC, a Delaware limited liability company (CBL/Eastgate I, LLC and CBL/Eastgate II, LLC sometimes collectively referred to herein as the “Partners”).

WHEREAS, the Partners previously entered into that certain Amended and Restated Certificate of General Partnership dated February 17, 2001, and filed of record in Clermont County, Ohio on April 9, 2001 at Book 1329, Page 273 (the “Restated Certificate”); and

WHEREAS, the undersigned partners of the Partnership (the “Partners”) now desire to modify and amend the Restated Certificate to reflect certain revisions/corrections to the Restated Certificate.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Partners do hereby modify and modify and amend the Restated Certificate as follows:

The first “WHEREAS” clause of the Restated Certificate is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

WHEREAS, the Partnership is currently governed by that certain Second Amended and Restated Partnership Agreement dated January 31, 2001, as amended by that certain Modification No. One to the Second Amended and Restated Partnership Agreement dated January 31, 2001 (the “Partnership Agreement”); and

Instrument Book Page

1434 2401

IN WITNESS WHEREOF, the undersigned have executed this Modification No. One to the Amended and Restated Certificate of General Partnership of Eastgate Company as of the date first above written.

MANAGING GENERAL PARTNER:

CBL/EASTGATE I, LLC

By:	CBL/J II, LLC, its sole member and Chief Manager

By:	CBL & Associates Limited Partnership, its sole member and Chief Manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Assistant Secretary

GENERAL PARTNER:

CBL/EASTGATE II, LLC

By:	CBL/J II, LLC, its sole member and Chief Manager

By:	CBL & Associates Limited Partnership, its sole member and Chief Manager

By:	CBL Holdings I, Inc., its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Assistant Secretary

Instrument Book Page

1434 2402

STATE OF: Tennessee

COUNTY OF: Hamilton

The foregoing instrument was acknowledged before me this 13th day of February, 2002, by Jeffery V. Curry, the Assistant Secretary of CBL Holdings I, Inc., a Delaware corporation and the sole general partner of CBL & Associates Limited Partnership, a Delaware limited partnership and the Chief Manager of CBL/J II, LLC, a Delaware limited liability company and the Chief Manager of CBL/Eastgate I, LLC, a Delaware limited liability company and the managing General Partner of Eastgate Company, an Ohio general partnership.

Notary Public
For: Tennessee At Large
My Commission Expires: 3/23/03

(NOTARIAL SEAL)

STATE OF: Tennessee

COUNTY OF: Hamilton

The foregoing instrument was acknowledged before me this 13th day of February, 2002, by Jeffery V. Curry, the Assistant Secretary of CBL Holdings I, Inc., a Delaware corporation and the sole general partner of CBL & Associates Limited Partnership, a Delaware limited partnership and the Chief Manager of CBL/J II, LLC, a Delaware limited liability company and the Chief Manager of CBL/Eastgate II, LLC, a Delaware limited liability company and a General Partner of Eastgate Company, an Ohio general partnership.

Notary Public
For: Tennessee At Large
My Commission Expires: 3/23/03

(NOTARIAL SEAL)